Effective January 1, 2008
FCA Corp
Code of Ethics

I.	Statement of General Policy
II.	Securities Transactions
	A.	Personal Securities Transactions
		(i)	Generally
		(ii)	Compliance Procedures
		(iii)	Certification
	B.	Prohibition Against Insider Trading
III.	Gifts and Entertainment
IV.	Outside Employment and Other Activities
V.	Diversion of Firm Business or Investment Opportunity
VI.	Reporting Violations and Sanctions
VII.	Dealings with Government and Industry Regulators
VIII.	Involvement of Employees in Litigation or Proceedings

Schedule A	Personal Trading Pre-Clearance Form
Schedule B	Initial Holdings Report
Schedule C	Annual Holdings Report
Schedule D	Quarterly Report for Reportable Securities
Schedule E	Broker Authorization - Employee Broker Letter
Schedule F	FCA Authorization to Complete Schedule E
Schedule G	Annual Employee Questionnaire
Schedule H	Outside Employment and Other Activities Form
Schedule I	Request for Rebuttal of Beneficial Ownership Form

[Schedules are subject to change. The most current versions of the forms will be posted to the FCA Corp intranet. FCA Corp employees are responsible for ensuring they are using the most current version of the schedules.]

The provisions of this Code are not all-inclusive. They are intended as a guide for your conduct. In those situations where you may be uncertain as to the intent or purpose of the Code, please consult with Compliance.

I. Statement of General Policy

FCA Corp employees’1 (“employee” or “employees”) decisions and behavior have far-reaching implications. Standards of ethical and professional conduct reflect on the individual, on FCA Corp and on the investment industry as a whole. FCA employees must act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third party service providers and fellow employees. This includes the fundamental principles of openness, honesty, integrity and trust. A strong personal sense of ethics should always play a significant role in guiding employees towards a proper course of action.

The foundation of FCA Corp’s ethical standards is compliance with the letter and the spirit of the law. All employees must respect and obey all laws, rules and regulations applicable to our business, including, but not limited to, applicable federal securities laws. Employees are responsible for being familiar and complying with the ones that apply to them. While employees are not responsible for knowing all the details of each law governing our business, employees are expected to be familiar with and comply with this Code of Ethics (this “Code”) and FCA Corp’s procedures and to seek advice when there is a question or a violation is suspected.

Compliance with the provisions of this Code are considered a basic condition of employment. FCA Corp's reputation could be seriously damaged as the result of a single securities transaction being considered questionable. Employees are urged to seek the advice of the Chief Compliance Officer (“CCO”) for any questions about this Code or the application of this Code to individual circumstances. Employees should also understand that a material breach of the provisions of this Code may constitute grounds for disciplinary action, including termination of employment.

II. Securities Transactions

A. Personal Securities Transactions

(i) Generally

General Policy
FCA Corp has adopted the following principles governing personal investment activities:

•	The interests of accounts managed by FCA Corp and the Commonwealth Funds[2] (“Client Accounts”) will at all times be placed first.

1The term “employee” when used in this Code may also include persons that are not “employees” of FCA Corp, but which FCA Corp has determined are subject to this Code. The requirement that certain non-employees abide by this Code does not classify such individuals as employees as that term is defined by Internal Revenue Service, Fair Labor Standards Act, Title VII and/or any other federal or state labor and employment statute.

2 “Commonwealth Funds” means the Commonwealth International Series Trust, an open-end investment company registered under the Investment Company Act of 1940.

•	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.
•	Employees must not take inappropriate advantage of their positions.

Pre-Clearance Required for Participation in IPOs and Private or Limited Offerings
No employee shall acquire any beneficial ownership3 in any securities in an initial public offering, limited offering or private placement without the prior written approval of the CCO who has been provided with full details of the proposed transaction and, if approved, will be subject to continuous monitoring for possible future conflicts. For the procedures concerning pre-clearance of purchases, see the “Compliance Procedures” section of this Code.

Minimum Holding Period for Securities is 90 Calendar Days
No employee shall profit from the purchase and sale, or sale and purchase, of the same reportable securities of which such person has beneficial ownership within 90 calendar days. Any prohibited short-term profits are subject to cancellation with the employee paying any short-term profit to a charity selected by FCA Corp.

(ii) Compliance Procedures

Pre-clearance
The purchase or sales of the following securities and/or in the following circumstances do not have to be pre-cleared:

(i)	Direct obligations of the United States government (e.g., treasury securities);
(ii)	Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
(iii)
Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless FCA Corp or a control affiliate acts as the investment adviser or principal underwriter for the fund;

(iv)	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
(v)	Transactions effected pursuant to an automatic investment plan;

3 The term “beneficial ownership” shall be interpreted pursuant to Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, and shall mean any person who directly or indirect has or shares a direct or indirect pecuniary interest in equity securities and exercise investment control. See 17 CFR 24016a-1(a)(2). The term “pecuniary interest” in the equity security means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in the subject security. See 17 CFR 24016a-1(a)(2)(i). Employees may be presumed to have indirect pecuniary interest in securities held by of the employee’s immediate family members (any relative by blood or marriage living in the employee's household). The presumption of beneficial ownership may be rebutted. Employees attempting to rebut the presumption must complete Schedule I and submit it to the CCO for approval.

(vi)	Shares issued by money market funds;
(vii)	Transactions and holdings in shares of other types of open-end registered mutual funds;
(viii)	Shares issued by the Commonwealth Funds;
(ix)	Shares used by exchange traded funds (“ETFs”); and
(x)
Other than IPO’s or private placements, securities of issuers that have a market capitalization exceeding U.S. $5 billion and the aggregate amount of the transactions in such issuer on that day on all personal accounts does not exceed $10,000 (the “de minimis exception”).

If an employee wants to acquire or dispose of, directly or indirectly, beneficial ownership of, any security not specifically listed above the employee may do so only if:

•	the employee completes and signs FCA’s Personal Trading Pre-Clearance Form attached as Schedule A;
•	a supervisory person designated by FCA Corp approves of the proposed purchase or sale and signs the Pre-Clearance Form;
•	the approved transaction is completed by the close of business on the second[4] trading day after approval is received; and
•	the designated supervisory person has not rescinded such approval prior to execution of the transaction. Post-approval is not permitted.

The CCO or a designee will provide the employee with a signed copy of the Pre-Clearance Form noting whether the transaction was approved or denied.

The CCO or a designee monitors all transactions by all employees in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including but not limited to a pattern of front running.

FCA Corp reserves the right to disapprove any proposed transaction that may carry the appearance of improper conduct. Advance trade clearance or trading within the de minimis exception in no way waives or absolves any employee of the obligation to abide by the provisions, principles and objectives of this Code.

Reporting Requirements, including Brokerage Authorization Letters

Every employee shall provide initial and annual holdings reports and quarterly transaction reports to the CCO that must contain the information described below. FCA Corp may also require that employees submit such reports electronically.

1.	Reports

4 This period may be extended when legitimate circumstances exist and are approved by the CCO.

a.
Initial Holdings Report (Schedule B) - Every employee shall at a time designated by the CCO but in no event later than ten (10) days after the person becomes an employee, file an initial holdings report. The information submitted must be current as of a date no more than forty-five (45) days before the person became an employee.

b.
Annual Holdings Report (Schedule C) - Every employee shall at a time designated by the CCO but in no event later than January 30 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

c.
Quarterly Transaction Reports (Schedule D) - Every employee shall at a time designated by the CCO but in no event later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the information on Schedule D with respect to any transaction during the quarter in a reportable security in which the employee had any direct or indirect beneficial ownership.

2.	Transactions/Securities Exempt From Reporting

An employee need not submit an initial or annual holdings report or quarterly transactions report with respect to:

(i)	Direct obligations of the United States government (e.g., treasury securities);
(ii)	Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
(iii)
Shares issued by a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless FCA Corp or a control affiliate acts as the investment adviser or principal underwriter for the fund;

(iv)	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control (FCA Corp may request documentary evidence for accounts);
(v)	Shares issued by money market funds;
(vi)
Transactions and holdings in shares of other types of open-end registered mutual funds, unless FCA Corp or a control affiliate acts as the investment adviser or principal underwriter for the fund (e.g., transactions in interests of the Commonwealth Funds are reportable).

Transactions effected pursuant to an automatic investment plan are exempted from the quarterly reports. However, the securities themselves must be reported, unless otherwise exempt from reporting, on initial and annual reports. Further, if the employee elects to override the automatic feature of the investment and make additional investments, the transaction must be precleared and reported as provided in this Code.

3.	Reportable Transactions/Securities

An employee must submit initial and annual holdings reports and quarterly transactions reports with respect to any security not specifically listed above, including but not limited to:

(i)	Stock, bond, future, investment contract or any other instrument that is considered a security;
(ii)	Transactions in interests of the Commonwealth Funds;
(iii)	ETF’s;
(iv)	Exerised options on securities, on indexes, and on currencies;
(v)	All kinds of limited partnerships and limited liability companies or interests in other types of corporate business entities;
(vi)	Foreign unit trusts and foreign mutual funds; and
(vii)	Private investment funds, hedge funds, any other private pooled investment vehicle and investment clubs.

4. Monitoring and Review of Personal Securities Transactions
The CCO or a designee will monitor and review all reports required under the Code for compliance with FCA Corp's policies regarding personal securities transactions and applicable SEC rules and regulations. The CCO may also initiate inquiries of employees regarding personal securities trading. Employees are required to cooperate with such inquiries and any monitoring or review procedures employed FCA Corp. It is the policy of FCA Corp that each employee must arrange for their brokerage firm(s) to send duplicate brokerage account statements and trade confirmations of all securities transactions made in the account upon request of the CCO. The CCO may request these statements to conduct random compliance checks or for cause and each employee is required to sign and to provide to the CCO the following documents for each brokerage account in which the employee has beneficial ownership (see footnote 3)

•
An undated letter (Broker Authorization - Employee - Schedule E) requesting that duplicate statements and confirmations be sent directly to the CCO for a period not to exceed one year prior to the request (though not earlier than the date of hire) as specified by the CCO.

•	An authorization (FCA Authorization- Schedule F) permitting the CCO to date and forward Schedule F to the appropriate custodian(s) at his/her discretion and without notice to the employee.

These letters will be required from each employee annually. Any transactions for any accounts of the CCO will be reviewed and approved by the President or other designated person. No employee may review or approve their transactions.

(iii) Certification

All employees will be provided with a copy of the Code and must initially certify in writing to the CCO that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Employees are required to make the foregoing certifications annually and when any amendments to the Code are implemented. [See Schedule G]

Employees should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

B. Prohibition Against Insider Trading

Background

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose employees and FCA Corp to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment in addition to other penalties that the Securities and Exchange Commission (the “SEC”) can impose, including a penalty of up to three times the illicit windfall and issuing an order permanently barring you from the securities industry.

The rules contained in this Code apply to securities trading and information handling by employees and their immediate family members.

The law of insider trading is unsettled and continuously developing. You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No employee may trade, either personally or on behalf of others (such as investment funds and accounts managed by FCA Corp), in a security in which he or she possesses of material, nonpublic information, nor may any personnel of FCA Corp communicate material, nonpublic information to others in violation of the law.

Defining Material Information

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the CCO.

Material information often relates to

• a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

• the market for a company’s securities such as information about a significant order to purchase or sell securities.

• prepublication information regarding reports in the financial press.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to FCA Corp’s securities recommendations and client securities holdings and transactions.

Contacts with Public Companies

Contacts with public companies or their advisors, such as accountants or lawyers, may result in the receipt of material non-public information. For example, accountants involved with a company may disclose, while discussing their financial inventory with their advisor that he or she is involved with a merger of one of their major clients prior to its announcement and the employee is aware of the identity of that client through other contact with the accountant. In such situations, FCA Corp must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the CCO immediately if you believe that you may have received material, nonpublic information.

Tender Offers

Employees and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

Procedures When in Possession of Potential Material Inside Information

Before executing any trade for yourself or others, including investment in Client Accounts, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

• Report the information and proposed trade immediately to the CCO.

• Do not purchase or sell the securities on behalf of yourself or others, including investment funds or accounts managed by the firm.

• Do not communicate the information inside or outside the firm, other than to the CCO.

You should consult with the CCO before taking any action.

III. Gifts and Entertainment

General Policy

FCA Corp's policy with respect to gifts and entertainment is as follows:

•	Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest.

•
Employees should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving FCA Corp, or that others might reasonably believe would influence those decisions.

•
Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible.

•	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

•
An employee must obtain the CCO’s approval before accepting either directly or indirectly any gift and/or gratuity with a value in excess of $100 from any person or entity that does business with or on behalf of FCA Corp.

•
This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with FCA Corp.

•
This gift reporting requirement is for the purpose of helping FCA Corp monitor the activities of its employees. However, the reporting of a gift does not relieve any employee from the obligations and policies set forth in this Code. If you have any questions or concerns about the appropriateness of any gift, please consult the CCO.

IV. Outside Employment and Other Activities

Employees may not serve as a director or trustee of public or private entities, engage in outside employment, or engage in other outside activities that interfere with their duties and responsibilities at FCA Corp. Employees must obtain prior approval from the CCO or other designated person before participating in such outside employment activities. Approval for such outside activities may be withheld, among other reasons, if the activities could be misconstrued to be activities of FCA Corp or that such service could be inconsistent with the interests of FCA Corp or its clients. [See Schedule H]

Certain employees of FCA Corp currently serve as an officer or director to private entities that may be recommended to FCA Corp clients for investment. Serving these entities in such capacities presents a possible conflict of interest when they are recommended to clients. This conflict is disclosed to clients in the firm’s ADV and may be disclosed by other means.

V.  Diversion of Firm Business or Investment Opportunity

No employee may acquire or receive personal gain or profit from any business opportunity that comes to the employee's attention as a result of his or her association with FCA Corp and in which he or she knows or should know FCA Corp might be expected to participate or have an interest, without disclosing the opportunity to FCA Corp and obtaining written authorization to participate from the CCO or the President.

VI. Reporting Violations and Sanctions

All employees shall promptly report to the CCO or an alternate designee all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The CCO shall promptly report to senior management all apparent material violations of the Code. Senior management shall analyze the reports to confirm whether or not the Code has been violated. If a violation has occurred, the CCO and senior management shall determine what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the firm.

VII. Dealings with Government and Industry Regulators

Gifts or Payment to Regulators
Payments of any kind by FCA Corp, its employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter are prohibited. Employees are encouraged to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

If Contacted by Regulator
If an employee is contacted by an industry or government regulator or official requesting information or documentation of any kind, he or she is to refer the contact to the CCO or, if the CCO is not immediately available, to the President. Any requested information or documentation will be provided, if at all, by the CCO or the President.

Cooperation in Investigations and Other Proceedings
All employees are required to cooperate fully with management in connection with any internal or independent investigation, claim, action, audit, arbitration, litigation, or inquire brought by or against FCA Corp or in the interests of bolstering the firm's compliance program. Employees are expected, if requested, to cooperate with FCA Corp and its representatives in reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

VIII. Involvement of Employees in Litigation or Proceedings

Employees are to advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind that relates in any way to FCA Corp's business.

Schedule A
Personal Trading Pre-Clearance Form

Pre-clearance must be granted prior to placing any trades, and is only good until the close of business on the second trading day after the approval is given.

1.   Buy ____________ Sell ____________ Short ____________

2.   Security________________________

3.   Common Stock                       Option                   Debt                    Other

  Private Placement

4.   If applicable, is the Equity a “New Issue”?        Yes                          No

5.   Symbol ________________________ Cusip #:__________

6.   Number of Shares/Contracts/Principal

7.   Brokerage Account Number

  Custodian_______________________

8.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

9.    Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than 90 days.

Furthermore, by signing below, I certify that I have read the FCA Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand FCA reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Employee ___________________________________________ (PRINT NAME)

Signed __________________
Date

By signing below, the individual verifies that the proposed transaction described above does not violate FCA’s Personal Security Transaction Policy. Note: Only one signature is required.

_______________________________________________ __________________
Chief Compliance Officer or Other Designee    Date

_______________________________________________  __________________
President         Date
Schedule B
Initial Holdings Report

Employee   _______________________________________________

Information submitted current as of _______________________________________________

In accordance with FCA’s Code of Ethics, please provide a list of all reportable securities you have a direct or indirect pecuniary interest, including, but not limited to, securities of immediate family members sharing the same household. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

In accordance with FCA’s Code of Ethics, please provide a list of all securities accounts you have a direct or indirect pecuniary interest, including, but not limited to, securities accounts of immediate family members sharing the same household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities in which I have a pecuniary interest.

Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Signature                                                                Date

Reviewed by: __________________________ Date of Review: ________________________ Exception(s) Noted: ____No _____Yes If Yes, Describe: ________________________

Schedule C
QUARTERLY REPORT FOR REPORTABLE SECURITIES

Name of Employee: _______________________________________

Report for Quarter Ending: _________________________________

During the reporting period, I certify that (check all that apply)

 ☐ I have had NO reportable personal securities transaction(s) within the past quarter.

 ☐ I have NOT opened or closed any accounts holding reportable securities within the past quarter.

 ☐ I HAVE had personal securities transactions within the past quarter and all such transactions are reported below.

Name of Trust/Person	Date of		Number of	Principal Amount	(Buy,	Price	Name of Broker/
(if different from above)	Transaction	Name of Shares	Shares	Involved	Sell)	Effected	Dealer/ Bank

I certify that I have complied with FCA’s Code of Ethics regarding personal trading securities and insider trading activities.

_______________________________________    _________________
Employee Signature       Date

Reviewed by: __________________________ Date of Review: ________________________ Exception(s) Noted: ____No _____Yes If Yes, Describe: ________________________

Schedule E

Broker Authorization - Employee Letter

DATE: _________________________
(To be completed by the CCO)

_______________________________
_______________________________
_______________________________
_______________________________
(to be completed by CCO)

RE: Account No.   ____________________
Account Name ____________________

Dear <NAME>:

As required by the Code of Ethics of my employer, FCA Corp, please send duplicate brokerage statements and trade confirmations for the period indicated below (not to exceed one year prior to the date of this letter).

________________ to _________________.
(To be completed by the CCO)

Please forward the requested account statements and confirmations to:

FCA Corp
Attn: Chief Compliance Officer
5847 San Felipe, Suite 850
Houston, TX 77057

I appreciate your assistance. Please direct any questions to the Chief Compliance Officer of FCA Corp at 713-781-2856.

Sincerely,

<NAME>

Schedule F

FCA Authorization

I, ____________________________, hereby authorize the Chief Compliance Officer of FCA Corp or his/her designee to request, at his/her discretion, duplicate statements and trade confirmations from the custodian of each brokerage account in which I have a beneficial interest as defined in FCA Corp’s Code of Ethics. Specifically, I authorize the Chief Compliance Officer or his/her designee to complete and date the letters addressed to each such custodian [Schedule E to the FCA Corp Code of Ethics] that I have signed and provided to the Chief Compliance Officer in accordance with the provisions of FCA Corp’s Code of Ethics.

I understand that the CCO may request these statements and confirmations to conduct random compliance reviews or for cause. This authorization will be valid for one year from the date provided below.

__________________________________
Signature

__________________________________
Date

Schedule G

ANNUAL EMPLOYEE QUESTIONNAIRE

As a registered investment advisor, FCA has a fiduciary obligation to place the interests of its clients first.  This means that all employees need to confirm certain financial and outside activities to FCA.  If you have any questions or concerns about the questions that we are asking you, or how you are to answer them, please direct them to the CCO or President.

1.	Name:

2.	Identify household members:
(Spouse, children, other relatives and non relatives that live in the same household.)

3.
List all brokerage or other reportable securities accounts, such as reportable mutual funds held directly at the funds, which you or your immediate family members and others residing in your household have a pecuniary interest and maintain accounts:

FIRM	ADDRESS	ACCOUNT NUMBER

4.	Do you have any outside employment or business activity?
YES ___ NO ___

If YES, have you completed an Approval of Outside Activity Form for this activity?

YES ___ NO ___.

Is the information on the Approved Form current?

YES ___ NO ___

5.	Do you serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity?

YES ___ NO ___

If YES, Describe:

6.	Have you received any gifts from, or made any gifts to, clients or anyone doing business with the firm in excess of $100 annual?

YES ___ NO ___

If YES, Describe:

7.	Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodied securities)?

YES ___ NO ___

If YES, List:

8.	Do you exercise investment discretion over any accounts for individuals that are not FCA’s client

YES ___ NO ___

9.
Have you reviewed, understood, and complied with, as of the date of this document, FCA’s Code of Ethics, including, but not limited to, the current policies and procedures regarding personal securities trading and insider trading activity?

YES ___ NO ___

Employee Signature: ____________________________  Date: __________________

Reviewed by: __________________________ Date of Review: ________________________ Exception(s) Noted: ____No _____Yes If Yes, Describe: ________________________

Schedule H

Request for Approval of Outside Activity - Employment, Director and/or Trustee Form

The undersigned herby requests approval for participation in the following outside activity:

______________________________________________________________________________

Name and address of company or organization: _______________________________________

Nature of organization’s primary business or purpose: __________________________________

Is this a public company? (YES/NO) If YES, stock symbol: _____________________________

Complete description of anticipated role with organization: ______________________________

______________________________________________________________________________

Describe any compensation you will receive: _________________________________________

If approval is granted:

➢	I agree to notify the Chief Compliance Officer of any change in the above information.

➢
I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢	I am aware of no other employees who are officers or directors of the organization noted above.

➢
I agree to adhere to the insider trading policies of both FCA (“FCA”) and the organization, and not to communicate any material no-public information in my possession regarding the organization to FCA’s investment advisory or research staff.

➢
I will avoid participation in discussions regarding service, investment management, or other arrangements with FCA or its affiliates, and will recuse myself from myself from voting on any such matters.

Signature of Employee: ___________________________________

Date: ____________________

Compliance Approval: __________________________ Date: ________________________ Administration Approval Required for Employment Activities: __________________________ Date: __________________________

SCHEDULE I

Request for Rebutting of Beneficial Ownership In Securities 5

Name of Employee6 __________________________________________________________________.

I am rebutting beneficial ownership in securities owned by the following family member:

Name: ____________________________________. Relationship: ____________________________.

PART I - FAMILY BACKGROUND ISSUES

1. Does this family member live in the same household with you throughout the entire year? Yes ☐  No ☐

2. If not, approximately how much time in any given year does the family member live in the same household? __________________________________________________________________________.

3. Is this family member over the age of 21? Yes ☐   No ☐ Approximately what is the family member’s age? _______.

4. Does the family member claim you as a dependent on his/her tax return?   Yes ☐   No ☐

5. Does the family member claim you as a dependent on his/her medical benefits?   Yes ☐   No ☐

6. Have you been given power of attorney for the family member?  Yes ☐   No ☐  If yes, explain the reasons or circumstances___________________.

7. Are you and the family member joint account holders on any savings or checking accounts? Yes ☐   No ☐ If yes, explain ___________________.

PART II - OWNERSHIP AND CONTROL ISSUES

1. Are the securities held in an account in your name as well as the name of a family member? Yes ☐   No ☐

5  An access person is presumed under the law to have an indirect pecuniary interest in equity securities held by any child, stepchild, grandchild, adopted child, parent, stepparent, grandparent, spouse, sibling, mother or father-in-law, son or daughter-in-law, brother-or-sister-in-law sharing the same household. This form may be completed to request a rebuttal of this presumption. Section 204A-1of the Advisers Act requires that access persons of the firm provide initial and annual holdings reports that include information regarding each reportable security in which the access person has a direct or indirect beneficial ownership. Quarterly transaction reports are also required that include information regarding any transaction in a reportable security in which the access person has, or as a result of the transaction acquires, any direct or indirectbeneficial ownership.
6   Based in part on the information provided in this form, the CCO may accept or deny your request. The SEC has provided little guidance regarding which circumstances will be acceptable to rebut the presumption, so your request, requires due diligence. In deciding whether or not to accept or deny your request, the CCO may request additional information.

2. If yes, what is the shared ownership? (e.g., joint tenants, tenants in common, “by-the-entireties,” and/or with rights of survival, etc.)____________________________________.

3. Have these securities previously been reported to the CCO? Yes ☐   No ☐

4. Are these securities held with a broker, dealer or bank?    Yes ☐   No ☐  If yes, provide the name of the broker, dealer or bank with which the account holding the securities are held and the account number:_____________________________________

5. What type of account is the account? (e.g., standard brokerage account, trust account, IRA, etc.) ____________________________. If a trust account, who are the beneficiaries/trustees? _______________________________________________________________.

6. Do you have investment power over the securities, which includes the power to dispose or to direct the disposition of such securities?   Yes ☐   No ☐

7. Do you have voting power over the securities?  Yes ☐  No ☐

8. Do you otherwise exercise any influence, control or authority over the account holding the securities?  Yes ☐  No ☐

9. Do you have any right to receive dividends that are separated or separable from the underlying securities held in the account?   Yes ☐   No ☐

10. Do you have any right to acquire equity securities through the exercise or conversion of any derivative security held in the account, whether or not presently exercisable?
  Yes ☐  No ☐

11. If yes to questions 6-10, please explain. _______________________________________________________________________.

You may provide additional information on a separate sheet of paper and attach it to this form.

PART III - ATTESTATION

By signing this form, in addition to attesting to the veracity of the information provided, you also acknowledge that the CCO may, at any time, reverse any decision made to accept this request. You further agree to notify the CCO promptly if any of the statements made in support of this position rebutting beneficial ownership in securities held by _________________ change.

Signature of Employee ______________________________ Date: ____________________________

Signature of Family Member_____________________________ Date: ____________________________

If approved, signature of CCO____________________________ Date:____________________________